UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2019

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(Address of principal executive offices)

832-781-8521
www.AngioSoma.com

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 7.01 Regulation FD Disclosure.

Effective August 16, 2019, AngioSoma, Inc. (‘The Company’, ‘We’, ‘Our’) filed an amendment to its Form 10-K for the fiscal year ended September 30, 2018 as well as an amendment to the previously filed Form 13D of the President & CEO, Alex Blankenship, to confirm that, effective May 16, 2017 the previously reported sharing of voting control was terminated and voting control unconditionally vests in the President and CEO.

In addition, management remains optimistic about consummation of the acquisition of Diabetes Relief upon the terms of the December 2018 letter of intent because AngioSoma’s patented pharmaceutical, LiprostinTM, is an effective endovascular intervention in the treatment of peripheral artery disease (PAD), usually a result of type II diabetes.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1   Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Dated: August 19, 2019	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO